UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 14, 2019 (March 8, 2019)

ONEMAIN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36129	27-3379612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 N.W. Second Street, Evansville, IN		47708
(Address of principal executive offices)		(Zip Code)
(812) 424-8031
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2019, OneMain Holdings, Inc. (the “Company”) advised David P. Hogan, who has been serving in an advisory role since November 2018, that it would be terminating his employment, effective as of March 31, 2019 (the “Separation Date”). Mr. Hogan will continue to serve in his advisory role until the Separation Date.

On or about the Separation Date, it is anticipated that the Company will enter a severance agreement and general release (the “Severance Agreement”) with Mr. Hogan in substantially the form attached as Appendix A to the OneMain Holdings, Inc. (formerly Springleaf Holdings, Inc.) Executive Severance Plan, effective as of March 16, 2015, which was filed with the Securities and Exchange Commission as Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.  Pursuant to the Severance Agreement, it is anticipated that Mr. Hogan will receive (i) his annual base salary to be paid over the 12-month period following the Separation Date in substantially equal installments in accordance with the regular payroll practices of the Company, (ii) a lump sum payment of $125,000, and (iii) a lump sum cash payment in an amount equal to 12 months of premiums for COBRA continuation coverage for Mr. Hogan and his eligible dependents.  In exchange for these benefits, it is anticipated that Mr. Hogan will agree to certain customary non-competition, non-solicitation, confidentiality and release provisions in favor of the Company.  In addition, any unvested restricted stock units and restricted stock awards held by Mr. Hogan will be accelerated in full pursuant to the terms of the Company’s Amended and Restated 2013 Omnibus Incentive Plan.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMAIN HOLDINGS, INC.
(Registrant)

Date:	March 14, 2019	By:	/s/ Scott T. Parker
		Name:	Scott T. Parker
		Title:	Executive Vice President and Chief Financial Officer